Exhibit 8.1

              [Letterhead of Cadwalader, Wickersham & Taft LLP]

                                          January 8, 2004

American Home Mortgage Investment Corp.
520 Broadhollow Road
Melville, NY 11747

Ladies and Gentlemen:

      You have asked us for our opinion regarding certain U.S. federal income tax matters relating to American Home Mortgage Investment Corp., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (together with all amendments and exhibits thereto and documents incorporated by reference therein, the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, by the Company of up to $500,000,000 aggregate offering price of (i) common stock, par value $0.01 per share, or warrants to purchase such common stock, (ii) preferred stock, par value $0.01 per share, or warrants to purchase such preferred stock, and (iii) debt securities. All capitalized terms used but not defined herein have the meaning ascribed to such terms in the Registration Statement.

      In rendering our opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-4, as filed by the Company with the SEC on December 3, 2003, under the Securities Act of 1933, as amended (the "Act"), which includes the Joint Proxy Statement/Prospectus that the Company sent to its stockholders in connection with the stockholders' meeting to adopt the Merger Agreement dated July 12, 2003, (ii) the organizational documents of the Company, and (iii) a certificate executed by a duly appointed officer of the Company setting forth certain factual representations and covenants (the "Officer's Certificate"), dated January [ ], 2004. In rendering our opinion, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments we have examined as originals, the conformity to original documents, agreements and instruments of all copies or specimens of documents, agreements and instruments we have examined, the authenticity of the originals of such copies or specimens of documents, agreements and instruments we have examined and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have further assumed that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications as to knowledge or belief

American Home                          -2-                     January 8, 2004
Mortgage Investment Corp.


or any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. In addition, we have assumed generally that during its initial taxable year ended December 31, 2003 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the Officer's Certificate true for such years, and that the Company will not make any amendments to its organizational documents after the date of this opinion letter that would affect the Company's qualification as a REIT, as defined below.

      As to any facts material to the opinion expressed below that are not known to us, we have relied upon statements and representations of officers and other representatives of the Company. We have not undertaken any independent investigation to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company. In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately and completely reflect the material facts of such transactions relevant to our opinion.

      We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

      The following opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in law that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions. "Change in law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, regulation or practice (or in the application or interpretation of any law, regulation or practice) set forth in any publicly available document released by a governmental agency or made publicly by an official of a governmental agency that occurs on or after the date hereof. We expressly disclaim any obligation or undertaking to update or modify this opinion letter as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion letter, any of which could affect our conclusions. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the factual representations set forth in the Officer's Certificate. We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

      Based upon and subject to the foregoing, we are of the opinion that, commencing with the Company's initial taxable year ended December 31, 2003, the Company is organized in

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American Home                          -3-                     January 8, 2004
Mortgage Investment Corp.


conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Code, and that its actual method of operations and its proposed method of operations will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code.

      The Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels, diversity of stock ownership, asset composition, source of income, and recordkeeping, the results of which are not reviewed by us. Accordingly, no assurance can be given that the Company will satisfy the requirements for qualification and taxation as a REIT for any given tax year. We do not undertake to monitor whether the Company will in fact, through actual operating results, satisfy the various qualification requirements, and we express no opinion whether the Company will actually satisfy these various qualification requirements in the future.

      We express no opinion on any other issue relating to the Company or to an investment therein. This opinion letter is furnished to you solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law, as defined above.


                                       Very truly yours,


                                       /s/ CADWALADER, WICKERSHAM & TAFT LLP